UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

LEET TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia

(Address of principal executive offices) (zip code)

+603 7783 1636

(Registrant’s telephone number, including area code)

Blow & Drive Interlock Corp

1427 S. Robertson Blvd.

Los Angeles, CA 90035

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 23, 2021, Elain Lockman was appointed to the Board of Directors.

Ms. Lockman has extensive experience in government-linked organizations and start-up businesses, specifically in the areas of management and operations, business strategy, business development, stakeholders relationship management (government, corporates & influencers), branding, marketing and corporate communications. She is the CEO and Co-founder of Ata Plus, an Equity Crowdfunding online platform. Previously, she has worked with The iAGroup, One Big Idea, MSC Management Services, E&E Good Works, Green Science, Media Shoppe, Packet One Networks, Digi, Gyro, Malaysia Debt Ventures, Globalb2b2c, iPerinitis, MDEC, Petronas.

Ms. Lockman is a non-Executive Director on the board of Reservoir Link Berhad, a company listed on the ACE Market of Bursa Malaysia, as well as Daya Materials Berhad, a company listed on the Main Board of Bursa Malaysia. She was also on the Board of Western Union Payments Malaysia from 2012 till 2019, while being actively involved in the start-up community, advising entrepreneurs in funding, strategy and operations.

Ms. Lockman has an MSc in Operational Research and BSc in Actuarial Science from the London School of Economics.

As it pertains to the Company, Ms. Lockman is not a party to any material plan, contract or arrangement (whether or not written) to which the director is a party or in which she participates.

The Company believes that Ms. Lockman’s experience in management and operations will be of benefit to the Company’s development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEET TECHNOLOGY INC.

Date: August 24, 2021	By:	/s/ Ding Jung, LONG
Chief Executive Officer